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
                      PART I. FINANCIAL INFORMATION

                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED BALANCE SHEETS
             (Amounts in thousands except share information)
                             (Unaudited)

                                                 Dec. 31,      June 30,
                            ASSETS                 1993          1993
                                                -----------   -----------
CURRENT ASSETS
  Cash and cash equivalents.................. $      6,808  $     16,937
  Short-term investments.....................       52,165        66,198
  Trade accounts receivable, less allowance
    for doubtful accounts of $4129 and $3565.       81,046        68,099
  Inventories:
    Finished goods...........................       44,923        48,910
    Work in process..........................       39,273        33,939
    Raw materials............................       49,501        49,064
                                                -----------   -----------
                                                   133,697       131,913
  Prepaid expenses and other current assets..       10,141         9,494
  Deferred income taxes......................        9,529         8,551
                                                -----------   -----------
          Total Current Assets...............      293,386       301,192
OTHER ASSETS
  Goodwill, net of accumulated amortization..       89,799        87,017
  Other......................................       12,746        13,205
PROPERTY, PLANT AND EQUIPMENT
  Property, plant and equipment-at cost......      225,992       218,247
  Less allowance for depreciation............   (   92,788)   (   83,986)
                                                -----------   -----------
  Property, plant and equipment-net..........      133,204       134,261
                                                -----------   -----------
TOTAL ASSETS................................. $    529,135  $    535,675
                                                ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable........................... $     20,290  $     21,180
  Accrued expenses...........................       36,553        40,441
  Accrued compensation and related items.....        6,796        10,059
  Income taxes...............................          993         4,494
  Notes payable and current portion of
    long-term debt...........................        1,738         2,366
                                                -----------   -----------
          Total Current Liabilities..........       66,370        78,540

LONG-TERM DEBT, less current portion.........       99,775       101,468
DEFERRED INCOME TAXES........................       13,667        13,435
OTHER LIABILITIES............................        9,256         7,112
STOCKHOLDERS' EQUITY
    Class A Common Stock,$.10 par value;
    40,000,000 shares authorized, 8,958,889
    shares issued and outstanding............          896           923
    Class B Common Stock,$.10 par value;
    13,000,000 shares authorized, 5,744,635
    shares issued and outstanding............          574           574
    Additional paid-in capital...............       91,743       101,491
    Retained earnings........................      253,494       235,052
    Equity adjustment from translation.......   (    6,640)   (    2,920)
                                                -----------   -----------
          Total Stockholders' Equity.........      340,067       335,120
                                                -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY... $    529,135  $    535,675
                                                ===========   ===========

See accompanying notes to condensed consolidated financial statements.

Certain amounts as of June 30, 1993 have been reclassified to permit comparison with December 31, 1993.
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

                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
               (Amounts in thousands except per share data)
                               (Unaudited)


                                                    Three Months Ended
                                                -------------------------
                                                 Dec. 31,      Dec. 31,
                                                   1993          1992
                                                -----------   -----------
Net sales.................................... $    127,734  $    113,909
Cost of goods sold...........................       78,392        70,010
                                                -----------   -----------
          GROSS PROFIT.......................       49,342        43,899

Selling, general & administrative expenses...       30,263        26,984
Unusual charges..............................                      7,000
                                                -----------   -----------
          OPERATING INCOME...................       19,079         9,915

Other (income) expense:
     Interest income.........................   (      727)   (    1,003)
     Interest expense........................        2,204         2,594
     Other-net...............................          415           203
                                                -----------   -----------
                                                     1,892         1,794
                                                -----------   -----------
          EARNINGS BEFORE INCOME TAXES              17,187         8,121

Provision for income taxes...................        6,639         3,125
                                                -----------   -----------
          NET EARNINGS....................... $     10,548  $      4,996
                                                ===========   ===========


Earnings per share:  Primary.................       $ .71         $ .33

                     Fully Diluted...........       $ .71         $ .33


Cash dividends per share.....................       $ .09         $ .07

See accompanying notes to condensed consolidated financial statements.

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


                 WATTS INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
               (Amounts in thousands except per share data)
                               (Unaudited)


                                                     Six Months Ended
                                                -------------------------
                                                 Dec. 31,      Dec. 31,
                                                   1993          1992
                                                -----------   -----------
Net sales.................................... $    258,315  $    223,525
Cost of goods sold...........................      159,701       138,440
Cost of goods sold...........................   -----------   -----------
          GROSS PROFIT.......................       98,614        85,085

Selling, general & administrative expenses...       60,357        51,079
Unusual charges..............................                      7,000
                                                -----------   -----------
          OPERATING INCOME...................       38,257        27,006
Other (income) expense:
     Interest income.........................   (    1,525)   (    2,581)
     Interest expense........................        4,568         4,728
     Other-net...............................          754           506
                                                -----------   -----------
                                                     3,797         2,653
                                                -----------   -----------
          EARNINGS BEFORE INCOME TAXES
          AND CUMULATIVE EFFECT OF CHANGE
          IN ACCOUNTING FOR INCOME TAXES.....       34,460        24,353

Provision for income taxes...................       13,375         9,425
                                                -----------   -----------
          EARNINGS BEFORE CUMULATIVE EFFECT
          OF ACCOUNTING CHANGE...............       21,085        14,928

Cumulative effect on prior years (to June 30,
  1992) of change in accounting .............                      3,132
                                                -----------   -----------
          NET EARNINGS....................... $     21,085  $     11,796
                                                ===========   ===========


Primary and fully-diluted earnings per share:

  Earnings before cumulative effect
  of accounting change.......................      $ 1.42        $  .99

  Cumulative effect of accounting change.....                      -.21
                                                -----------   -----------
  Net earnings...............................      $ 1.42        $  .78
                                                ===========   ===========

Cash dividends per share.....................      $  .18        $  .14
                                                ===========   ===========

See accompanying notes to condensed consolidated financial statements.

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                  WATTS INDUSTRIES, INC. AND SUBSIDIARIES
              CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                         (Amounts in thousands)
                              (Unaudited)
                                                    Six Months Ended
                                                -------------------------
                                                 Dec. 31,      Dec. 31,
                                                   1993          1992
                                                -----------   -----------
OPERATING ACTIVITIES
  Net earnings                                $     21,085  $     11,796
 Adjustments to reconcile net earnings to net
   cash provided by operating activities:
     Depreciation and amortization                  11,027         9,663
     Provision for deferred income taxes        (      155)   (      572)
     Cumluative effect of change in
      accounting for income taxes                                  3,132
     (Gain)Loss on disposal of fixed assets     (       21)           35
     Changes in oper. assets and liab., net
      of effects from business acquisitions:
       Accounts receivable                      (   11,419)   (    2,760)
       Inventories                              (      253)   (    5,020)
       Prepaid expenses and other assets        (      265)   (    1,980)
       Accounts payable and accrued expenses    (    5,385)   (    4,985)
                                                -----------   -----------
  NET CASH PROVIDED BY OPERATING ACTIVITIES         14,614         9,309

INVESTING ACTIVITIES
  Additions to property, plant, and equipment   (    8,418)   (   12,889)
  Proceeds from disposal of fixed assets                67            46
  Increase in intangible assets                 (    1,068)   (      970)
  Business acquisitions, net of cash acquired:
    Waletzko Armaturen                                        (    1,970)
    Rockford Controls                                         (    1,958)
    Intermes Group                              (    6,094)   (   17,000)
    Other Acquisitions                          (    4,927)
  Repayment of debt of acquired businesses      (    1,964)
  Net changes in short-term investments             14,033        11,742
                                                -----------   -----------
  NET CASH (USED IN) INVESTING ACTIVITIES       (    8,371)   (   22,999)

FINANCING ACTIVITIES
  Purchase of treasury stock                    (   12,064)
  Proceeds from exercise of stock options            1,444           517
  Proceeds of short-term borrowings                    415        12,521
  Payments of long-term debt                    (    2,533)   (      394)
  Cash dividends                                (    2,643)   (    2,091)
                                                -----------   -----------
  NET CASH PROVIDED BY (USED IN) FINANCING
   ACTIVITIES                                   (   15,381)       10,553

Effect of exchange rates on cash and cash
   equivalents                                  (      991)   (      154)
                                                -----------   -----------
DECREASE IN CASH AND CASH EQUIVALENTS           (   10,129)   (    3,291)

Cash and cash equiv. at beginning of period         16,937         9,989
                                                -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD    $      6,808  $      6,698
                                                ===========   ===========

See accompanying notes to condensed consolidated financial statements.

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